FOR IMMEDIATE RELEASE

HealthGate Data Corp. Contact	PlanetGov, Inc. Contact

Skye Schulte	Dawn Bracken

781-684-4024	703-279-3000

sschulte@healthgate.com	dbracken@planetgov.com

HEALTHGATE AND PLANETGOV WIN $1 MILLION CONTRACT TO SUPPORT WEB
PORTAL PROJECT AT THE DEPARTMENT OF VETERANS AFFAIRS

Burlington, MA —July 10, 2003— HealthGate Data Corp. (HGAT) and PlanetGov Inc. announced today that they have been selected by the Department of Veterans Affairs (VA) to provide healthcare content and software for the HealtheVet Portal project. Awarded under VA’s Procurement of Computer Hardware and Software (PCHS-2) Contract, as a subcontractor to PlanetGov, HealthGate Data Corp. will initially receive $921,500 for the first year to supply health and medical information as well as interactive tools to the Veterans Health Administration (VHA), which is coordinating the project.

“Providing veterans and their families with quality medical and health information helps them to better manage their own healthcare needs.  HealthGate, PlanetGov and VA are joining forces to empower these families to make a difference in their quality of life,” commented Bill Reece, HealthGate's CEO.

This award also allows PlanetGov to leverage expertise gained in working with government healthcare organizations.  “We have worked for years with the Military Health System and we continue to expand our business and offerings at the Department of Veterans Affairs and Department of Health and Human Services,” commented Gary Sofo, PlanetGov Senior Vice President, Healthcare Solutions.

The Department of Veterans Affairs continues to address the needs of the nation’s veterans.  It has also drawn praise from the press, Congress, and vendor community for being at the forefront of patient care.  HealtheVet will utilize the latest technology to bring fully accredited and evidence-based information and interactive tools to millions of VA employees, veterans, and their family members around the globe.

About PlanetGov

PlanetGov is a leading systems integrator serving the U.S. Federal Government market.  PlanetGov supplies, designs, builds and manages information technology solutions that improve government performance and delivery of services.  Competencies include: network engineering and convergence; security and information assurance; technical support, systems management, integration and software engineering.  PlanetGov also manages technology refreshment contracts for customers and is a Value-Added Reseller (VAR) for numerous manufacturers.  With 2002 sales of almost $300M, PlanetGov is among the fastest growing and most successful integrators in the Federal IT marketspace. More information on PlanetGov can be found at www.planetgov.com.

About HealthGate

HealthGate Data Corp. (HGAT) is a market-leading provider and electronic publisher of healthcare information. HealthGate offers customers the most comprehensive content repository of healthcare information, unrivaled in its breadth and depth of content. HealthGate’s authoritative content is accredited by the American Accreditation HealthCare Commission (URAC) and is used by healthcare institutions in the U.S. to provide the capability to drive down costs through more effective research and treatment, regulatory compliance, and clinician and patient education. The company’s multi-dimensional XML-based content can be delivered electronically across virtually any technology and tightly integrated into a variety of applications used by its customers.

Since 1999, HealthGate has become an integral part of operations in more than 700 healthcare institutions in the United States. Some of the most respected healthcare institutions in the world, including Brigham and Women’s Hospital, Swedish Medical Center, and HCA now utilize the data provided by HealthGate. The company’s content repository is supported by a flexible, multi-dimensional technology infrastructure designed to enable HealthGate to rapidly develop products and services for customers, as well as additional markets such as pharmaceutical companies and payors (insurance companies, governments, and self-insured organizations).  More information on HealthGate can be found at www.healthgate.com.

Forward Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. HealthGate’s actual results may differ materially from those contemplated by the forward-looking statements. These forward-looking statements reflect management’s current expectations, are based on many assumptions and are subject to certain risks and uncertainties, including among other things, HealthGate’s ability to generate sufficient revenues; HealthGate’s ability to sell its content products and services and develop new products and services; HealthGate’s ability to keep up with the rapid technological developments in the electronic healthcare industry; reliance on significant customers; unpredictability of quarter-to-quarter results; competition; reliance on computer systems and software; HealthGate’s ability to retain key personnel; and other risk factors that are described in the periodic reports and other documents HealthGate files from time to time with the Securities and Exchange Commission. HealthGate does not intend to update or publicly release any revisions to the forward-looking statements.

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